UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 02, 2010
Date of Report (Date of earliest event reported)

DENARII RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-135354	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

502 E. John Street
Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(352) 361-1659
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 NON RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OF COMPLETED INTERIM REVIEW.

On January 26, 2010, the Board of Directors of Denarii Resources Inc., a Nevada corporation (the “Company”), was advised by Seale & Beers, PC, its independent public accountants, that certain errors were contained in the Company’s financial statements for the six-month period ended June 30, 2009. These errors are currently being corrected by the Company on its financial statements at the advice of its independent public accountants.

As a result, the Board of Directors of the Company concluded on January 27, 2010 that its previously issued financial statements for the six-month period ended June 30, 2009, included in its Quarterly Report on Form 10-Q/A for the six month period ended June 30, 2009, should no longer be relied upon.

The Chief Executive Officer/President of the Company has discussed these matters disclosed in this filing on Form 8-K with the Company’s independent public accountants on approximately February 01, 2010.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENARII RESOURCES INC.

DATE: February 02, 2010	By: /s/ Stuart Carnie
Name: Stuart Carrie
Title: President/Chief Executive Officer